WERNER ENTERPRISES, INC.

Post Office Box 37308
Omaha, Nebraska  68137
_______________________

FORM OF PROXY
_______________________

     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held June 21, 1994. The undersigned hereby appoints Clarence L. Werner as proxy, with the power to appoint his substitute and hereby authorizes him to represent and vote, as designated below, all the shares of common stock of Werner Enterprises, Inc., held of record by the undersigned as of May 2, 1994, at the Annual Meeting of Stockholders to be held on June 21, 1994, and any adjournments thereof.

1.     Election of Directors.
(Check only one box below. To withhold authority for any individual nominee, strike through the name of the nominee.)

To vote for each of the nominees listed below (* - conditional nomination, see Election of Directors and Information Regarding Directors):
Clarence L. Werner
Gary L. Werner
Curtis G. Werner
Martin F. Thompson
Irving B. Epstein
Gerald H. Timmerman
Gail M. Werner-Robertson
Gregory L. Werner*
Donald W. Rogert*

     or

To withhold authority to vote for all nominees listed above.

2. To amend the Company's Articles of Incorporation to authorize the establishment of up to three classes of directors.
FOR                           AGAINST                       ABSTAIN

3. To amend the Company's Stock Option Plan as set forth in the Proxy Statement for Annual Meeting of Stockholders June 21, 1994.
FOR                           AGAINST                       ABSTAIN

 4. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

       This Proxy, when properly executed, will be voted in the manner directed hereon by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for director, the amendment to the Articles of Incorporation and the amendments to the Stock Option Plan. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee
or guardian, please give full title.   If signing as a corporation,
please sign full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

______________________________  ______________
______________________________  _____________
 Signature                                               Date
                  Signature if held jointly
Date

Please mark, sign, date, and promptly return this form of proxy using the enclosed self-addressed, postage-paid return envelope.

WERNER ENTERPRISES, INC.

Post Office Box 37308
Omaha, Nebraska  68137
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 1994
________________________

Dear Stockholders:

       It is a pleasure to invite you to the 1994 Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held at the Peter Kiewit Conference Center, 1313 Farnam Street, Omaha, Nebraska, on Tuesday, June 21, 1994, at 10:00 a.m. for the following purposes:

         1. To elect nine directors to serve until the end of their term or until their successors are elected and qualified.

         2,    To amend the Company's Articles of Incorporation to
       authorize the establishment of up to three classes of directors.

         3. To amend the Company's Stock Option Plan as set forth in the Proxy Statement for Annual Meeting of Stockholders
       June 21, 1994.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on May 2, 1994 will be entitled to vote at the meeting or any adjournment thereof.

       At the meeting Clarence L. Werner and members of the Company's management team will discuss the Company's results of operations and business plans. Members of the Board of Directors and the Company's management will be present to answer your questions.

       A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 28, 1994 is enclosed.

       As stockholders, we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting in the event that you are unable to attend. A self-addressed, postage-paid return envelope is enclosed for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

By Order of the Board of Directors


John J. Steele
Secretary and Controller
Omaha, Nebraska
May  16, 1994

WERNER ENTERPRISES, INC.

Post Office Box 37308
Omaha, Nebraska  68137
 ________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
JUNE 21, 1994
____________ _____________

INTRODUCTION

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the Company) to be held on Tuesday, June 21, 1994, at 10:00 a.m. local time, at the Peter Kiewit Conference Center, 1313 Farnam Street, Omaha, Nebraska, and at any adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The Proxy Statement, Form of Proxy and Annual Report to Stockholders are being mailed on or about May 16, 1994. A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K (exclusive of exhibits) may be obtained without charge by writing the Secretary of the Company at the above mailing address.

       A Form of Proxy for use at the Annual Meeting of Stockholders is enclosed together with a return envelope. Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its use at the Annual Meeting. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented will be voted for the election of all directors named on the following pages.

       The cost of soliciting proxies, including the preparation, assembly and mailing of material, will be paid by the Company.
Directors, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal contact, for which they will not receive any additional compensation in respect of such solicitations. In addition, the Company has retained Morrow and Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The charges of this firm are estimated at $5,000 plus expenses. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy material to beneficial owners of the Company's stock.

       As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept private by the
Company.  Such documents are available for examination only by certain representatives associated with processing proxy cards and
tabulating the vote.   The vote of any stockholder is not disclosed
except as may be necessary to meet legal requirements.

 OUTSTANDING STOCK AND VOTING RIGHTS

       On May 2, 1994, the Company had 25,334,016 shares of its $.01 par value common stock outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on May 2, 1994. The stock transfer books of the Company will not be closed.

     With respect to the election of directors, stockholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, stockholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a stockholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy. Assuming the presence of a quorum, an affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at the 1994 Annual Meeting of Stockholders, is required for the election of Directors.

     If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

     On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the annual meeting other than the matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.


ELECTION OF DIRECTORS AND
INFORMATION REGARDING DIRECTORS

					On May 3, 1994, the Board of Directors adopted an amendment to the
Company's Articles of Incorporation authorizing the establishment of up to three classes of directors having terms ending in different years.  Such amendment is subject to the approval fo the stockholders of the Company.
See "AMENDMENT OF ARTICLES OF INCORPORATION".  Under Nebraska law, each such class of directors must consist of not less than three directors.  Therefore, the Board of Directors has increased the number of directors making up the entire Board to nine from the current number of seven directors.  However, the increase in the number of directors and the nominations of the persons to fill the additional positions on the Board of Directors are conditioned on the approval of said amendment to the Articles of Incorporation by the stockholders.  Accordingly, the Board of Directors has nominated the following persons to serve as the directors of the Company for terms ending on the dates of the annual meeting of stockholders to be held in the years set forth below and until their respective successors are duly elected and qualified.  However, if the stockholders reject the proposed amendment to the
Company's Articles of Incorporation, then (i) the nominations of Gregory L.
Werner and Donald W. Rogert will be automatically withdrawn and (ii) each of the remaining nominees shall be deemed to have been nominated to serve as a director for a term ending at the 1995 annual meeting of stockholders and until their respective successors are duly elected and qualified.  Gregory L.
Werner and Donald W. Rogert have been nominated by the Board to fill the newly created directorships.  All remaining nominees are currently members of the
Board of Directors.

																														Position with Company or Term                                                                  Term
Name                										Principal Occupation                                                                           Ending

Clarence L. Werner            Chairman of the Board and Chief Executive Officer (2)(3)                                       1997
Irving  B. Epstein            Principal and Director of  Epstein and Epstein, Law Offices(1)(2)(3)                           1997
Gail M. Werner-Robertson  				President of GWR Financial, Inc. and GWR Investments, Inc. (1)                                 1997
Gary L. Werner                Vice Chairman,  President and Chief Operating Officer                                          1996
Martin F. Thompson            President and Director of Cherry County Livestock Auction Co. (1)(2)(3)                        1996
Gregory L. Werner             Vice President - Maintenance                                                                   1996
Curtis G. Werner              Executive Vice President (1)                                                                   1995
Gerald H. Timmerman           President of Timmerman & Sons Feeding Co., Inc. (1)(3)                                         1995
Donald W. Rogert              Chairman of the Board and President of Mallard Sand & Gravel Co.                               1995

__________
(1) Serves on audit committee.
(2) Serves on option committee.
(3) Serves on executive compensation committee.

        Clarence L. Werner, 56, operated Werner Enterprises as a sole proprietorship from 1956 until its incorporation in January 1983. He has been a director of the Company since its incorporation and served as President until March 1984. Since 1984, he has been Chairman of the Board and Chief Executive Officer of the Company.

        Gary L. Werner, 36, has been a director of the Company since its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He served as Vice President from 1982 until March 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was named Vice Chairman in September 1991. In September 1993, Mr. Werner also reassumed the duties of President and Chief Operating Officer.

        Curtis G. Werner, 29,  became a full-time employee of the Company in
1985, and has worked in operations and marketing.   He was promoted to
Director of Safety in 1986 and was promoted to Vice President-Safety in 1987. Mr. Werner was promoted to Vice-President in June 1990, a director in June 1991 and Executive Vice President in September 1993.

        Irving B. Epstein, 67, was elected a director of the Company in April 1986. He has been engaged in the private practice of law since 1949 and was a partner from 1962 to 1989 in Epstein & Leahy, Omaha, Nebraska. In 1989, the firm of Epstein & Leahy merged into the law firm of Gross & Welch, a professional corporation. In 1991, Mr. Epstein
joined the firm of Brodkey & Epstein as a principal and director.   Mr.
Epstein formed the firm of Epstein and Epstein in 1993. Mr. Epstein has been outside counsel to the Company and its predecessor since 1976.

        Martin F. Thompson, 74, was elected a director of the Company in September 1986. Mr. Thompson has been President and a director of Cherry County Livestock Auction Co., Valentine, Nebraska, since February 1982.

From 1955 to 1982, he was President and principal stockholder of Chip Carriers, Inc., Omaha, Nebraska, a contract carrier; he also owned and operated Thompson Truck Transportation, Inc., Arlington, Texas, a common carrier from 1977 to 1982.

        Gerald H. Timmerman, 54, was elected a director of the Company in June 1988. Mr. Timmerman has been President since 1970 of Timmerman & Sons Feeding Co., Inc., Springfield, Nebraska, which is a cattle feeding and ranching partnership with operations in three midwestern states.

        Gail M. Werner-Robertson, 31, was elected a director of the Company in June 1992. She has been President of GWR Financial, Inc. and GWR Investments, Inc., financial services companies, since 1989. She is also the principal attorney of GWR Law Associates, a professional corporation. From 1977 until 1989, Ms. Werner-Robertson worked in various capacities at Werner Enterprises including Director of Administration from 1986 to 1989.

        Gregory L. Werner, 35, has been a Vice President of the Company since 1984 and was Treasurer from 1982 until 1986. Mr. Werner has directed revenue equipment maintenance for the Company and its predecessor since 1981. He also assumed responsibility for the Company's Management Information Systems in 1993.

        Donald W. Rogert, 67, founded Mallard Sand and Gravel Co. in August 1993 and has been Chairman of the Board and President since that time.
In 1965, Mr. Rogert founded Hartford Sand and Gravel Co. and served as Chairman of the Board and President from 1981 to 1988. From 1988 to
August 1993, Mr. Rogert attended to various personal investments.

        Gary L. Werner, Gregory L. Werner and Curtis G. Werner are sons of Clarence L. Werner and Gail M. Werner-Robertson is the daughter of Clarence L. Werner.

        The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

Board of Directors and Committees

        The Company has established audit, option and executive compensation committees. The audit committee discusses the annual report and resulting letter of comments to management, consults with the auditors and management regarding the adequacy of internal controls, and recommends to the Board the appointment of independent auditors for the next year. The option committee administers the Company's Stock Option Plan. It has the authority to determine the recipients of options and stock appreciation rights, the number of shares subject to such options and the corresponding stock appreciation rights, the date on which these options and stock appreciation rights are to be granted and are exercisable, whether or not such options and stock appreciation rights may be exercisable in installments, and any other terms of the options and stock appreciation rights consistent with the terms of the plan. The executive compensation committee reviews and makes recommendations to the Board of Directors with respect to the compensation of executives. The Company does not have a standing nominating committee. Functions normally attributable to a committee of this type are performed by the Board of Directors as a whole.

        The Board of Directors held four meetings and acted by unanimous written consent two times during the fiscal year ended February 28, 1994. There were two meetings of each the audit committee and the option committee and one meeting of the executive compensation committee during that period. Each director participated in 75% or more of the Board meetings, and all committee members participated in each of their respective committee meetings.

        Directors who are not full-time employees of the Company receive a fee of $1,500 for each meeting of the Board of Directors and for each committee meeting if not held on a day on which a meeting of the Board of Directors is held.

Executive Officers

        The following table sets forth the executive officers of the Company and the capacities in which they serve.

Name                                          Age     Capacities In Which They Serve
Clarence L. Werner                            56      Chairman of the Board and Chief
                                                             Executive Officer

Gary L. Werner                                36      Vice Chairman,  President and Chief
                                                             Operating Officer

Curtis G. Werner                              29      Executive Vice  President

Wayne R. Childers                             60      Senior Vice President - Marketing

Gregory L. Werner                             35      Vice President - Maintenance

Robert E. Synowicki, Jr.                      35      Vice President, Treasurer  and Chief Financial Officer

Alan D. Adams                                 57      Vice President - Operations

Richard S. Reiser                             48      Vice President and General Counsel

Mark A. Martin                                32      Vice President - Van Division

Duane D. Henn                                 56      Vice President - Safety

John J. Steele                                36      Secretary and Controller

        See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" for information regarding the business experience of Clarence L. Werner, Gary
L. Werner, Curtis G. Werner and Gregory L. Werner.

        Wayne R. Childers joined the Company in 1984 as a salesman. He was promoted to Director of Marketing in 1986 and was named Vice President in December 1987. Mr. Childers was promoted to Senior Vice President - Marketing in September 1993. Prior to 1984, Mr. Childers was employed as Vice President and General Manager of Edward Hines Lumber Company, a wholesale building material distributor.

        Robert E. Synowicki, Jr. joined the Company in 1987 as a tax and finance manager. He was appointed Treasurer in 1989 and became Vice President, Secretary, and Chief Financial Officer in September 1991. Mr. Synowicki is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1983 until his employment with the Company.

        Alan D. Adams joined the Company in 1983 as Marketing Director and was promoted to Director of Operations in 1986. In December 1987, he was named Vice President. Prior to joining the Company, Mr. Adams was
General Manager of Larson Trucks, Inc. in Bloomington, Minnesota.

        Richard S. Reiser joined the Company as Vice President and General Counsel in February 1993. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to January 1984. From January 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, Omaha, Nebraska.

        Mark A. Martin joined the Company in 1989 as an Account Executive. He was promoted to Regional Marketing Director in 1991. In December
1993, he was named Vice President - Van Division. Prior to joining the Company, Mr. Martin was employed as a marketing representative for the Burlington Motor Carrier Group in Daleville, Indiana.

        Duane D. Henn joined the Company in June 1985 as a Driver Recruiter. He was named National Director of Driver Recruiting in 1986. In June
1988 he was promoted to Director of Safety, and in May 1994 was named
Vice President-Safety. Prior to joining the Company, Mr. Henn spent 20 years in State and County Law Enforcement and 6 years in the Court
System.

        John J. Steele joined the Company in 1989 as Controller. He was elected Secretary in June 1992. Mr. Steele is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1979 until his employment with the Company.

        Under the Company's bylaws, each executive officer holds office for a term of one year or until his successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of stockholders.

Compliance With Section 16(a) Of The Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended February 28, 1994, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except that Mr. Wayne R. Childers, Mr. Robert E. Synowicki, Jr. , Mr. Alan D. Adams, Mr. Richard S. Reiser, Mr. John J. Steele and Ms. Karen S. Brigham, all current officers or a previous officer of the Company, were each 14 days late in filing one report, on Form 4, covering one transaction each.

SECURITY OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

        The authorized common stock of the Company consists of 60,000,000 shares, $.01 par value.

        The following table sets forth certain information as of May 2, 1994, with respect to the beneficial ownership of the Company's common stock by each director and each nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, and by all executive officers and directors as a group.

               Name of                                              Beneficial Ownership
        Beneficial Owner                          Shares          Percent
        Clarence L. Werner (1)                    8,070,000         31.9%
        Gary L. Werner (1)(2)                     1,042,530          4.1%
        Curtis G. Werner (1)                        791,440          3.1%
        Wayne R. Childers (3)                        31,271           *
        Robert E. Synowicki, Jr. (4)                  4,603           *
        Irving  B. Epstein                              800           *
        Martin F. Thompson                             -              *
        Gerald H. Timmerman                            -              *
        Gail M. Werner-Robertson (1)                641,440          2.5%
        Gregory L. Werner (1)                       789,790          3.1%
        Donald W. Rogert                               -              *
        Wellington Management Company (5)         2,120,320          8.4%
        FMR Corp.(6)                              1,429,300          5.6%
        All executive officers and directors
        as a group (16 persons) (7)              11,385,661         44.4%

___________
* Indicates less than 1%.

        (1) The shares of Clarence L. Werner include 834,200 shares held in a voting trust, of which Mr. Werner is trustee, and 4,800,400 shares held in a separate trust which names Mr. Werner as the lifetime beneficiary and trustee and his children, Gary L. Werner, Gregory L. Werner, Gail M. Werner-Robertson and Curtis G. Werner, as beneficiaries upon his death. The 4,800,400 shares in trust may be sold only under certain conditions set forth in the trust agreement. Mr. Werner has the power to vote all shares as trustee.

        The voting trust is for the benefit of Clarence L. Werner's four children, and the exclusive power to vote all shares is held by Mr. Werner as trustee. Under the terms of the voting trust agreement, the children may sell, pledge or hypothecate their interests in the stock in the voting trust but such stock must remain subject to the voting trust agreement. The voting trust agreement does not give the trustee the power to sell the shares without the unanimous approval of the beneficiaries. The voting trust will terminate on March 1, 1996 or sooner if unanimously agreed upon by the beneficiaries and the trustee. The shares subject to the two trusts may be deemed to be beneficially owned by the children as well, but have not been shown in the table as owned by the children. Mr. Clarence L. Werner's address is Werner Enterprises, Inc., P.O. Box 37308, Omaha, Nebraska 68137.

        (2) Includes options to purchase 245,000 shares which are exercisable as of May 2, 1994.

        (3) Includes options to purchase 30,000 shares which are exercisable as of May 2, 1994.

        (4) Includes options to purchase 4,000 shares which are exercisable as of May 2, 1994 or which become exercisable 60 days thereafter.

        (5) Based on Schedule 13G as of December 31, 1993 as filed with the Securities and Exchange Commission by Wellington Management Company, 75 State Street, Boston, Massachusetts, 02109. Wellington Management
Company claims shared voting power with respect to 1,624,120 shares, shared dispositive power with respect to 2,120,320 shares, and no sole voting or dispositive power with respect to any of these shares.

        (6) Based on Schedule 13(G) as of December 31, 1993 as filed with the Securities and Exchange Commission by FMR Corp., 82 Devonshire
Street, Boston, Massachusetts, 02109. FMR Corp. claims sole voting power with respect to 238,800 shares, sole dispositive power with respect to 1,429,300 shares, and no shared voting or dispositive power with respect to any of these shares.

        (7) Includes options to purchase 290,600 shares which are exercisable as of May 2, 1994 or which become exercisable 60 days thereafter. Percentage determined on the basis of 25,624,616 shares of common stock outstanding.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table summarizes the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the year ended February 28, 1994, and one individual who resigned as an executive officer of the Company during the fiscal year, for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended February 28, 1994, February 28, 1993 and February 29, 1992.

SUMMARY COMPENSATION TABLE

                                                                    Other           Securities
Name and                                                            Annual          Underlying          All Other
  Principal            Fiscal Year                              Compensation         Options /             Comp
Position               Ended February Salary ($)    Bonus ($)       ($)(1)             SARs (#)           ($)(2)
Clarence  L. Werner      1994         470,700          150,000           -                -                  -
Chairman and CEO         1993         457,500          150,000      75,420                -                  -
                         1992         451,000          100,000           -                -                  -

Gary L. Werner           1994         176,500           80,000           -                -                  -
Vice Chairman,           1993         176,500           75,000      10,822                -                  -
President and COO        1992         177,250           75,000           -                -                  -

Curtis G. Werner         1994         108,386           63,000           -                -                  -
Executive                1993         108,636           38,000      11,438                -                  -
Vice President           1992         106,425           38,000           -                -                  -

Wayne R. Childers        1994         138,708           55,000           -            20,000             3,440
Senior Vice President    1993         125,126           64,000           -                -              3,147
Marketing                1992         124,068           28,000           -                -              3,444

Robert E. Synowicki, Jr. 1994         100,385           55,000           -            20,000             2,765
Vice President, 								 1993  	       91,404           25,000           -                -              1,816
Treasurer and CFO 							1992   			    75,489           20,000           -                -              2,025

Jacob D. Wood (3)        1994         146,731             -              -                -              2,773
Former President and COO 1993         150,012          100,000           -                -              4,061
                         1992         125,781           60,000           -                -              3,885

(1) Other annual compensation consists of amounts reimbursed during the fiscal year ended February 1993 for payment of taxes for Mr. Clarence L. Werner, Mr. Gary L. Werner and Mr. Curtis G. Werner.

(2) All other compensation reflects the Company's contribution to the individual 401(k) retirement savings plans of $3,147, $2,570 and $2,548 and the Company's contribution to the employee stock purchase plans of $293, $195 and $225 of Mr. Wayne R. Childers, Mr. Robert E. Synowicki, Jr. and Mr. Jacob D. Wood, respectively, for the fiscal year ended February 1994.

(3) Mr. Jacob D. Wood resigned from the Company during the fiscal year ended February 1994.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             Individual Grants

                       Number of
                       Securities     % of Total                                                Potential Realizable  Value
                       Underlying     Options/SARs                                              At Assumed Annual Rates
                       Options/SARs   Granted to              Exercise                          Of Stock Price Appreciation
                       Granted (1)    Employees in               Price              Expiration          For Option Term (2)
Name                     (#)          Fiscal Year            ($/Share)              Date           5% ($)           10% ($)

Clarence L. Werner         -               0.0%                 -                    -               -               -

Gary L. Werner             -               0.0%                 -                    -               -               -

Curtis G. Werner           -               0.0%                 -                    -               -               -

Wayne R. Childers         20,000           4.5%               $24.00             10-13-03       340,963         889,496

Robert E. Synowicki, Jr.  20,000           4.5%               $24.00             10-13-03       340,963         889,496

(1) Options become exercisable in installments of 25%, 20%, 20%, 20% and 15% after the expiration of 18, 30, 42, 54 and 66 months, respectively, from the date of grant.

(2) The potential realizable values assume 5% and 10% annual rates of stock price appreciation from the grant date based on the options being outstanding for ten years (expiration of option term). The actual realizable value of the options in this table depends upon the actual performance of the Company's stock during the actual period the options are outstanding.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

                                                                      Number of Securities       Value of Unexercised
                                                                    Underlying Unexercised           In-The Money
                                 Shares                              Options/SAR's  At              Options/SAR's At
                           Acquired Or           Value                 Fiscal Year End             Fiscal Year End (1)
Name                       Exercised(#)      Realized($)   Exercisable(#)  Unexercisable(#)  Exercisable($) Unexercisable($)
Clarence L. Werner               -                -              -                -                 -            -

Gary L. Werner                   -                -           245,000             -             5,267,500        -

Curtis G. Werner                 -                -              -                -                 -            -

Wayne R. Childers              8,000             148,500       30,000         20,000           671,250       100,000

Robert E. Synowicki, Jr.       1,000              21,500        3,000         22,000            60,375       140,250

Jacob D. Wood                115,000           1,985,125         -                -                 -            -

(1) Based on a $29.00 closing price per share of the Company's Common Stock on February 28, 1994.

BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

       The Executive Compensation committee of the Board of Directors has furnished the following report on executive compensation:

       The Executive Compensation Comittee annually reviews and approves the compensation for the Chairman and Chief Executive Officer ("CEO") of the Company. In turn, the Chairman and CEO reviews and recommends the compensation for the Vice Chairman, President and Chief Operating Officer. Compensation for other executive officers is reviewed and recommended by the Chairman and CEO and the Vice Chairman, President and Chief Operating Officer. The Executive Compensation Committee reviews and approves the total pay for the executive officers of the Company, including the Chairman and CEO.

       As with all employees, compensation for the Company's executive officers, including Clarence L. Werner, Chairman and CEO, is based on individual performance and the Company's financial performance. The Company's financial performance is the result of the coordinated efforts of all employees, including executive officers, through teamwork focused on meeting the expectations of customers and stockholders. The Company strives to compensate its executive officers, including the Chairman and CEO, based upon the following key factors: (1) Salary levels of executives employed by competitors in the trucking industry and other regional and national companies, (2) Experience and pay history with the Company, (3) Retention of key executives of the Company, (4) Relationship of individual and Company financial performance to compensation increases.

       Base salaries and the annual bonus are determined based on the above factors. The annual bonus plan allows executive officers to earn additional compensation depending on individual and Company financial performance. Company financial performance is evaluated by reviewing such factors as the Company's operating ratio, earnings per share, revenue growth, size and performance relative to competitors in the trucking industry. Individual performance is evaluated by reviewing the individual's contribution to these financial performance goals as well as a review of quantitative and qualitative factors. Stock options are used as a long-term compensation incentive and are intended to retain and motivate executives and management personnel for the purpose of improving stock market performance. Stock options are granted periodically to executives and management based on the individual's potential contribution. Stock options are granted with exercise prices equal to the prevailing market price of the Company's stock on the date of the grant. Therefore options only have value if the market price of the stock increases after the grant date.

       The Committee compared the total compensation package for Mr. Clarence
L. Werner and the other top Werner executives to the total compensation packages of the Company's publicly-traded competitors in the truckload industry, as disclosed in each company's most recent proxy statement. Comparisons were made on the basis of total pay per tractor operated, total pay as a percentage of net income, and similiar factors. Both the CEO total pay of the Company's
CEO and the average total pay of the other Company's executives disclosed in the summary compensation table were in the lower to middle portion of the range of compensation paid by the Company's publicly-traded competitors in the truckload industry.

       The Executive Compensation Committee has determined it is unlikely that the Company would pay any amounts in the year ended February
1995 that would result in a loss of Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.
       Clarence L. Werner, Committee Chairman
       Irving B. Epstein
       Martin F. Thompson
       Gerald H. Timmerman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Clarence L. Werner serves as Chairman of the Executive Compensation Committee and is also the Chairman and Chief Executive Officer of the Company.

     Mr. Epstein serves on the Executive Compensation Committee and is a principal and director in the law firm of Epstein and Epstein, which acts as outside counsel to the Company.

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN






















                                    2/28/89          2/28/90        2/28/91        2/29/92         2/28/93     2/28/94

Werner Enterprises, Inc.                  $100         $92           $97             $161            $206         $304
Standard & Poors 500         													$100         $119          $136            $158            $175         $189
NASDAQ Trucking Group        													$100         $106          $119            $169            $182         $225
(SIC Code 42)

     Assuming the investment of $100 on February 28, 1989, and reinvestment of all dividends, the graph above compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poors 500 Market Index and an index of other companies that are in the trucking industry (NASDAQ Trucking Group - SIC Code 42) over the same period.

AMENDMENT OF ARTICLES OF INCORPORATION

        On May 3, 1994, the Board of Directors unanimously approved and recommended that the stockholders consider and approve an amendment (the "Proposed Amendment") to Article X of the Company's Articles of Incorporation that would authorize the establishment of up to three separate classes of directors. As amended, Article X would read as follows:

        The Board of Directors of the Corporation may be divided into up to three classes, each class to consist of not less than three directors and to be as nearly equal in number as possible. The number of classes of directors and the terms of office for directors in each such class shall be set forth in the Bylaws of the Corporation.

        Any vacancy in the office of a director shall be filled by the vote of the remaining directors, even if less than a quorum, or by the sole remaining director. The director class of any directors chosen to fill vacancies shall be designated by the Board and such directors shall hold office until the next election of directors of the class of which they are a member and until their successors shall be elected and qualified.

        Any newly created directorship resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The director class of any directors chosen to fill newly created directorships shall be designated by the Board and such directors shall hold office until the next election of directors of the class of which they are a member and until their successors shall be elected and qualified

        The Board of Directors has also adopted an amendment to the Company's Bylaws (the "Bylaws") which will divide the Board of Directors into three classes each consisting of three directors. The term of office of the directors in the first class will expire at the 1995 annual meeting of stockholders. The term of office of the directors in the second class will expire at the 1996 annual meeting of stockholders. The term of office of the directors in the third class will expire at the 1997 annual meeting of stockholders. See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS." Beginning with the 1995 annual meeting of stockholders and at each annual meeting thereafter, directors of the class then being elected will hold office for terms of three years. If at any time the number of directors is increased or decreased, the increase or decrease will be apportioned between the classes so as to keep the number of directors in each class as even as possible.

        The amendment of the Bylaws does not require the approval of the stockholders, but was adopted by the Board of Directors conditioned upon the approval of the Proposed Amendment by the stockholders. If the stockholders reject the Proposed Amendment, then (i) the amendment to the Bylaws will not be adopted (ii) the nominations of Gregory L. Werner and Donald W. Rogert will automatically be withdrawn and (iii) each of the remaining persons nominated to serve as directors listed under "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" will be deemed to be nominated for terms ending at the 1995 annual meeting of stockholders.

        The Board of Directors believes that it is in the best interest of the Company and its stockholders to adopt the Proposed Amendment and is recommending that the amendment be approved by stockholders. The Board of Directors believes that the Proposed Amendment will promote continuity and stability in the leadership and policies of the Company and thereby facilitate long-range planning for the Company's business and have a positive effect on employee loyalty and customer confidence, which are important factors to the Company's business. The proposed Amendment is also designed to discourage certain types of tactics which could involve actual or threatened changes in control that are not in the best interests of the stockholders.

        The Board is not offering the Proposed Amendment in response to any specific efforts to accumulate shares of the Company's Common Stock or to otherwise change control of the Company. The Proposed Amendment will not and is not intended to, prevent a purchase of all or a majority of the Company's Common Stock, nor is it intended to deter bids for such stock. However, the Board of Directors believes that the amendments will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. The Board of Directors believes that it will, therefore, be in a better position to protect the interests of all stockholders and stockholders will have a better opportunity to evaluate any such action.

        However, takeovers or changes in the board of directors of a company that are accomplished without the prior consent of the board of directors are not necessarily detrimental to the best interests of stockholders. Stockholders should note that the Proposed Amendment may have the effect of making it more difficult to change the composition of the Board of Directors. If the Proposed Amendment is adopted, then two stockholders meetings, instead of one, will be required to effect a change in the majority of the Board of Directors. This may have the effect of discouraging tender offers for all or a portion of the Company's Common Stock, proxy contests or other takeover-related actions, even though some or a majority of the stockholders might believe such actions to be beneficial. To the extent a potential acquirer of the Company is so deterred by the Proposed Amendment, stockholders could be deprived of opportunities to sell their shares at a premium above the existing market price. In addition, the Proposed Amendment may have the effect of preserving the incumbent management by authorizing an extension of the term of directors to three years.

        Under Nebraska law, the adoption of the Proposed Amendment requires the affirmative vote of the holders of two-thirds of all of the issued and outstanding shares of the Common Stock of the Company entitled to vote thereon at the annual meeting. If the Proposed Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nebraska, which is expected to be accomplished as promptly as practicable after such approval is obtained.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

AMENDMENT OF STOCK OPTION PLAN

        The stockholders of the Company approved the Werner Enterprises, Inc. Stock Option Plan (the "Plan") on June 9, 1987, at their annual meeting. The Plan authorizes the grant of nonqualified stock options and stock appreciation rights in order to help attract and retain key employees by providing them with participatory rights in the future success and growth of the Company. On May 3, 1994, the Board of Directors unanimously approved and recommended that the stockholders consider and approve amendments to Sections 7(c), 9, 10, and 18 of the Plan (the "Plan Amendments"). The relevant portions of these sections as currently in effect and the proposed Plan Amendments are generally described below.

        Section 7(c) of the Plan currently provides that stock options may not be granted if they would not be exercisable until after the participant reaches normal retirement age. If the Plan Amendments are approved by the stockholders, this provision will be deleted from
Section 7(c).

        Section 9 of the Plan currently provides that a participants' stock option rights and stock appreciation rights immediately terminate when a participant's employment with the Company ceases for a reason other than death, early or normal retirement or total disability. Accordingly, under the current terms of the Plan, a participant's options and stock appreciation rights will terminate if the participant's employment is voluntarily or involuntarily terminated.
In addition, the Plan now provides that the Company's option committee may cancel a stock option or stock appreciation right that is otherwise exercisable during the three-month period after a participant's employment with the Company ceases if the option committee determines that the participant engages in employment or activities contrary to the best interests of the Company.

        If the Plan Amendments are approved by the requisite number of stockholders, the stock options and stock appreciation rights of any participant whose employment is terminated by the Company will terminate immediately. However, Plan participants who voluntarily terminate their employment with the Company may exercise stock options and stock appreciation rights that are otherwise exercisable on the date they leave the Company for up to 180 days thereafter, subject to the power of the option committee to terminate such options and stock appreciation rights during that period for the reasons stated above. As amended, Section 9 of the Plan would read as follows:

 9. Termination of Employment. A Participant's Options and Stock Appreciation Rights will immediately terminate and his or her right to exercise Options and Stock Appreciation Rights will immediately terminate upon the involuntary termination by the Company of the Participant's employment with the Company or a subsidiary of the Company. If a Participant's employment with the Company or a subsidiary of the Company is voluntarily terminated by the Participant, the Participant may exercise his or her Options or Stock Appreciation Rights that are otherwise exercisable pursuant to this Plan on the date of such termination for up to and including one hundred and eighty
(180) days after such termination of his or her employment, but in no event shall any Option or Stock Appreciation Right be exercisable more than ten years and one day from the date it was granted. The Committee has the right to cancel an Option or Stock Appreciation Right during such 180 day period if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall also determine in each case whether a termination of employment (including a termination due to disability) shall be considered voluntary or involuntary. In addition, the Committee shall determine, subject to applicable law, whether a leave of absence or similar circumstance shall constitute a termination of employment and the date upon which a termination resulting therefrom became effective. Any such determination of the Committee shall be final and conclusive, unless overruled by the entire Board of Directors at its next regular or special meeting. A Participant's right to exercise Options or Stock Appreciation Rights after his or her death are governed by Section 10 of this Plan.

        Section 10 of the Plan currently permits the executors, administrators, legatees or heirs of participants who die within three months of their retirement or termination of employment with the Company to exercise stock options or stock appreciation rights for one year after the participant's death., if the stock options or stock appreciation rights were exercisable on the date thereof. If the Plan Amendments are approved by the stockholders, the three month period will be extended to 180 days so as to be consistent with the amendments made to Section 9 of the Plan.

        Section 18 of the Plan currently provides that the Plan terminates on June 8, 1997. If the Plan Amendments are approved by the stockholders, this termination date will be deleted and the Plan will continue until terminated by the Board of Directors.

        In the opinion of the Board of Directors, the operation of the Plan will continue to be consistent with the underlying purposes of the Plan after the implementation of the Plan Amendments.

        The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company is required to approve the Plan Amendments. The Plan Amendments are being voted on in their entirety. Therefore, a vote must be cast either for or against all of the Plan Amendments as a group.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED PLAN AMENDMENTS TO THE STOCK OPTION PLAN.

        INDEPENDENT PUBLIC ACCOUNTANTS

        Arthur Andersen & Co. has served as the independent public accountants of the Company since its incorporation in 1983. It is anticipated that the audit committee will recommend that the Board of Directors select Arthur Andersen & Co. to serve as independent public accountants for the Company for the fiscal year ending February 28, 1995. Such selection will be made by the Board of Directors at its annual meeting which is scheduled to occur immediately following the 1994 Annual Meeting of Stockholders. Representatives of Arthur Andersen & Co. will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before January 15, 1995, to be eligible for inclusion in the Company's 1995 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

        Stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than June 1, 1994. Such proposals must set forth (in) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by June 1, 1994. Only stockholders of record as of May 2, 1994 are entitled to bring business before the Annual Meeting or make nominations for directors.

OTHER BUSINESS

        Management of the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that described in the Proxy Statement. As to other business, if any, that may properly be brought before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

     Stockholders are urged to complete, date, sign and return the proxy enclosed in the envelope provided. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors




John J. Steele
Secretary and Controller